  EXHIBIT 10.1

Product Development Agreement

The Parties:
Taiwan Carbon Nano Technology Corporation (hereinafter referred to as “Party A”)
Ainos, Inc. (hereinafter referred to as “Party B”)

The Agreement is hereby entered into by Party A and Party B for the purpose of product development (hereinafter referred to as “Project”)

Article 1:	Product Development Project:
1.	Pharmaceutical related products
2.	Medical device related products
3.	Preventive medicine and related products
4.	Other products not limited to the products listed above
Party B has obtained the exclusive right to sell the above products.

Article 2:	Duration of the Agreement
This Agreement shall be effective from August 1, 2021 to July 31, 2026 after being signed by the parties hereto.

Article 3:	Project Cost Sharing Method
	1.	The production equipment of this Project shall be purchased by Party B and placed in the factory belonging to Party A and its personnel shall be responsible for production.
2.

The research and development expenses and the use of Party A’s site shall be borne by Party B. If necessary, Party A shall advance the relevant expenses on behalf of Party B, provide details and request payment to Party B on time, and Party A shall provide personnel to assist in development and testing.

3.

Party B could entrust Party A’s personnel to handle the procurement operations on behalf of Party B. Party A could charge Party B for administrative fees, and the relevant fees will be negotiated by both parties.

Article 4:	Burden of Taxes and Fees
All taxes and fees arising from this Agreement and this Project shall be borne by Party A unless otherwise agreed herein.

Article 5:	Ownership of Intellectual Property
	1.	The technology and intellectual property rights existing prior to the signing of this Agreement shall remain respectively vested in their original owners.
2.

Party A and Party B shall jointly own the intellectual property rights of all research results produced during the execution of the Project or before early termination or cancellation of the Agreement (hereinafter referred to as the “Research Results of the Project”) in a 50/50% ratio.

3.

Both parties shall require the personnel participating in this Project to agree to the right of their subordinate Party B or Party A to obtain the Research Results of the Project, no matter whether they are employed, hired, or otherwise related to Party B or Party A. However, both parties shall respect researchers’ right of creation personality and right of attribution.

Article 6:	Intellectual Property’s Application, Registration, Burden of Fees and Distribution of Litigation Revenues and Expenditures

Party B may evaluate and apply for patent or other intellectual property registration of the Research Results of the Project, provided that the application or registration shall be made by Party B and Party A as joint owners, and Party B shall be the representative. Party B shall bear all expenses related to application, registration, defense, and renewal, and Party A shall provide all necessary technical assistance.

Article 7:	Research Property Ownership

The books, equipment, instruments, hardware, and software purchased under this Project shall be owned by Party B. If either party needs to rent instruments and other hardware and software equipment from the other party for the purpose of performing this Project, the other party shall agree to use of the instrument free of charge or for payment.

Article 8:	Confidentiality Obligation
1.

The Parties shall, with the care of a good manager, keep in good custody the information generated during the development of the Project and all non-public information that comes to the knowledge or possession of the other party as a result of this Agreement, and shall not disclose or deliver to any third party, and shall only make such information known or accessible to their own personnel who are necessary for the execution of the Project.

2.

Both parties shall require the personnel within them who have the necessary access to the information mentioned in the preceding paragraph due to the execution of the Project to comply with the provisions of the preceding paragraph, and any violation thereof shall be deemed as a violation of the provisions of the preceding paragraph by one of the parties to which the personnel belong.

3.	The disclosing party’s non-public information referred to in paragraph 1 shall not include the following information:
(1)	any information that is already owned by the receiving party before disclosure by the disclosing party;
(2)	any information that is made public without intentional or negligent breach of this confidentiality obligation by the receiving party;
(3)	any information that is lawfully obtained by the receiving party from a third party who has not breached its duty of confidentiality to the disclosing party;
(4)	any information that is disclosed with the written consent of the disclosing party;
(5)	any information that is required to be disclosed by a court order.

Article 9:	Warranty Liability

Both parties represent and warrant that their respective contributions to the implementation of this Project, whether they independently research, develop or import, license or purchase technology, knowledge, data, or rights from home and abroad, shall comply with the provisions of relevant laws and regulations, and shall clarify the legality of such technology, knowledge, data or rights, and shall not be copied or counterfeited.

Article 10:	Assignment of Obligations
Either party’s obligations under this Agreement may be assigned to any third party with the written consent of the other party.

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Article 11:	Termination or Cancellation of the Agreement
1.

Unless otherwise provided for in the Agreement, if either party fails to perform the Agreement or fails to perform according to the Agreement, the other party may give a written notice to correct within a period of 15 days. If the other party fails to make corrections within the prescribed time limit, the other party may terminate the Agreement by giving another written notice.

2.

In case of reorganization, dissolution, merger, bankruptcy, seizure of principal assets, inability to repay debts, suspension of business, closure of business, or the occurrence of probable causes, the other party may terminate the Agreement by giving written notice.

Article 12:	Compensation
	1.	If Party A terminates or cancels the Agreement for reasons attributable to Party B, Party B shall be liable for damages.
	2.	If Party B terminates or cancels the Agreement for reasons attributable to Party A, Party A shall be liable for damages.

Article 13:	Governing Law
The Agreement shall be interpreted and governed by the laws of the Republic of China and the Chinese language.

Article 14:	Dispute Resolution Procedure

If there is any conflict between the Agreement and current laws or accounting standards or any other disputes, both parties shall negotiate to solve the conflicts in faith. If the negotiation fails, mediation or arbitration may be conducted in Miaoli County, Republic of China in accordance with the laws of the Republic of China. In the event of any litigation arising out of the Agreement, the Parties agree that Taiwan Miaoli District Court shall be the court of first instance in accordance with the laws of the Republic of China.

Article 15:	Validity of Contract and Appendices
1.

The articles herein and the annexes hereto constitute the agreement of the Parties to complete the Project. Neither party shall be bound by anything agreed upon by the Parties prior to the effective date of the Agreement which is not set forth herein or in its annexes.

	2.	The validity of the appendix is the same as the Agreement; however, in case of conflict, the Agreement shall prevail.
	3.	No addition, deletion, modification to the Agreement shall be effective unless agreed upon in writing by both parties.

Article 16:	Counterparts
The Agreement is made in duplicate, with each party holding one original.

(SIGNATURE PAGE FOLLOWS)

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The Parties:

Ainos, Inc.

Representative: TSAI, CHUN-HSIEN

Address: 8880 Rio San Diego Drive, Suite 800 San Diego, CA 92108

Taiwan Carbon Nano Technology Corporation

Representative: TSAI, CHUN-HSIEN

Address: 5F., No. 50-1, Keyan Rd. Zhunan Township, Miaoli County 35041 , Taiwan (R.O.C.)

Tax ID:

Date:

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